Exhibit 99.1

HighPeak Energy, Inc. Announces Third Quarter 2023 Financial and Operating Results

Fort Worth, Texas, November 6, 2023 (GLOBE NEWSWIRE) - HighPeak Energy, Inc. (“HighPeak” or the “Company”) (NASDAQ: HPK) today announced financial and operating results for the quarter ended September 30, 2023.

Highlights

Third Quarter 2023

●

Sales volumes, consisting of 84% crude oil and 93% liquids, averaged 52,708 barrels of crude oil equivalent per day (“Boe/d”), representing a 25% increase over second quarter 2023 and a 101% increase over third quarter 2022.

●	Net income and EBITDAX (a non-GAAP financial measure defined and reconciled below) were $38.8 million and $266.2 million, respectively.
●	Generated $75.7 million of free cash flow (a non-GAAP financial measure defined and reconciled below).
●	Completed a $1.2 billion term loan financing, which streamlined and extended the Company’s debt maturities to September 2026.
●	Realized price averaged $71.27 per Boe, or 87% of the weighted average of NYMEX WTI crude oil prices, excluding the effects of derivatives.
●	Cash operating margin averaged $59.17 per Boe, or 83% of the average realized price per Boe, excluding the effects of derivatives.

Recent Event

●	On November 1, 2023, the Company closed a $100 million super priority revolving credit facility with $75 million of initial commitments, providing additional liquidity and flexibility.

HighPeak Chairman and CEO, Jack Hightower, said, “We are thrilled to announce this quarter has been nothing short of transformational for our company. We achieved a production milestone of over 50,000 barrels per day which is proof of the high quality of our asset base. Not only did we unlock significant value through increased production, but we also started generating positive free cash flow, a vital sign of our financial health. Furthermore, in the midst of a volatile banking environment, we have taken proactive steps to secure the financing necessary to accomplish our development program. This prudent approach ensures that our financial stability and liquidity will remain intact by removing the risks associated with standard borrowing base redeterminations. This success is a testament to our unwavering commitment to excellence, innovation, and sustainability.

“Consistent with our development strategy, we recently introduced a third rig, which will continue to support our responsible growth profile. Additionally, should market conditions support, we may expand our operations further. Regardless, our primary objectives for the future include generating free cash flow, reducing debt levels significantly, ensuring we maintain a net debt to EBITDA ratio well below one turn, and enhancing the return of capital to our shareholders.”

Third Quarter 2023 Operational Update

HighPeak’s sales volumes during the third quarter of 2023 averaged 52,708 Boe/d, an increase of approximately 25% compared with the second quarter of 2023. Third quarter sales volumes consisted of approximately 84% crude oil and 93% liquids.

The Company averaged two drilling rigs and one frac crew, respectively, during the third quarter, drilled 18 gross (14.4 net) horizontal wells and completed 16 gross (16.0 net) operated producing wells. At September 30, 2023, the Company had 32 gross (25.6 net) horizontal wells in various stages of drilling and completion. In early November 2023, the Company added a third drilling rig and is currently running three drilling rigs and two frac crews.

HighPeak President, Michael Hollis, commented,

“We have increased our production over 100% year over year while maintaining a low leverage ratio. This is a testament to HighPeak’s rock quality and relentless pursuit of excellence and capital efficiency. I want to extend my heartfelt gratitude to our remarkable team of employees who have been the driving force behind our success. Their perseverance, innovation, and unwavering commitment to our mission have made these achievements possible.

“Our dedication to financial discipline and prudent management is reflected in the generation of over $75 million in free cash flow last quarter, which demonstrates our strong financial health and stability. We maintain a keen focus on capital discipline, reducing our debt and ensuring continued return of capital to our stakeholders.

“As a result of our successful drilling program and generation of significant free cash flow, we have now picked up a third drilling rig. At this pace of development, we will continue to grow our average production in 2024 and further reduce our debt.”

Third Quarter 2023 Financial Results

HighPeak reported net income of $38.8 million for the third quarter of 2023, or $0.28 per diluted share, and EBITDAX of $266.2 million, or $1.90 per diluted share.

Third quarter average realized prices were $82.87 per barrel (“$/Bbl”) of crude oil, $20.08 per barrel of NGL and $1.89 per Mcf of natural gas, resulting in an overall realized price of $71.27 per Boe, or 87% of the weighted average of NYMEX crude oil prices, excluding the effects of derivatives. HighPeak’s cash costs for the third quarter were $13.53 per Boe, including lease operating expenses of $7.87 per Boe, workover expenses of $0.34 per Boe, production and ad valorem taxes of $3.89 per Boe and G&A expenses of $1.43 per Boe. The Company’s cash margin was $57.74 per Boe, or 81% of the overall realized price per Boe for the quarter, excluding the effects of derivatives.

HighPeak’s third quarter 2023 capital expenditures to drill, complete, equip, provide facilities and for infrastructure were $161.2 million. In addition, the Company incurred capital expenditures of approximately $1.8 million primarily related to leasehold acquisitions.

Comprehensive Refinancing

On September 12, 2023, HighPeak completed a $1.2 billion term loan financing, of which a portion of the proceeds were used to fully repay the Company’s outstanding borrowings of $1.0 billion associated with our prior senior notes and reserve-based credit facility. Subsequently, on November 1, 2023, the Company closed a $100.0 million super priority revolving credit facility with $75.0 million of initial commitments. The comprehensive refinancing streamlines the Company’s capitalization, extends its debt maturities to September 30, 2026, and provides long-term liquidity and flexibility to support the Company’s strategic plan.

Hedging

As of September 30, 2023, HighPeak had the following outstanding crude oil derivative instruments and the weighted average crude oil prices and premiums payable per barrel:

					Swaps ($/Bbl)	Deferred Premium Collars & Deferred Premium Puts ($/Bbl)
Settlement Month	Settlement Year	Type of Contract	Bbls Per Day	Index	Price	Floor or Strike Price	Ceiling Price	Deferred Premium Payable
Crude Oil:
Oct - Dec	2023	Swap	11,300	WTI	$77.84	$—	$—	$—
Oct - Dec	2023	Collar	5,000	WTI	$—	$75.50	$100.00	$0.35
Oct - Dec	2023	Put	19,000	WTI	$—	$69.46	$—	$5.00
Jan - Mar	2024	Swap	4,000	WTI	$84.00	$—	$—	$—
Jan - Mar	2024	Collar	6,000	WTI	$—	$80.00	$100.00	$3.50
Jan - Mar	2024	Put	20,000	WTI	$—	$66.44	$—	$5.00
Apr - Jun	2024	Swap	4,000	WTI	$84.00	$—	$—	$—
Apr - Jun	2024	Collar	5,500	WTI	$—	$69.73	$95.00	$0.61
Apr - Jun	2024	Put	14,000	WTI	$—	$60.41	$—	$5.00
Jul - Sep	2024	Swap	4,000	WTI	$84.00	$—	$—	$—
Jul - Sep	2024	Collar	1,500	WTI	$—	$69.00	$95.00	$0.85
Jul - Sep	2024	Put	14,000	WTI	$—	$60.41	$—	$5.00
Oct - Dec	2024	Swap	5,500	WTI	$76.37	$—	$—	$—
Oct - Dec	2024	Collar	10,600	WTI	$—	$65.68	$90.32	$1.85
Oct - Dec	2024	Put	2,000	WTI	$—	$58.00	$—	$5.00
Jan - Mar	2025	Swap	5,500	WTI	$76.37	$—	$—	$—
Jan - Mar	2025	Collar	8,000	WTI	$—	$65.00	$90.00	$2.12
Jan - Mar	2025	Put	2,000	WTI	$—	$58.00	$—	$5.00
Apr - Jun	2025	Swap	5,500	WTI	$76.37	$—	$—	$—
Apr - Jun	2025	Collar	7,000	WTI	$—	$65.00	$90.08	$2.28
Apr - Jun	2025	Put	2,000	WTI	$—	$58.00	$—	$5.00
Jul - Sep	2025	Swap	3,000	WTI	$75.85	$—	$—	$—
Jul - Sep	2025	Collar	7,000	WTI	$—	$65.00	$90.08	$2.28
Jul - Sep	2025	Put	2,000	WTI	$—	$58.00	$—	$5.00

The Company’s crude oil derivative contracts are based on reported settlement prices on the New York Mercantile Exchange for West Texas Intermediate pricing.

Dividends

During the third quarter of 2023, HighPeak’s Board of Directors approved a quarterly dividend of $0.025 per share, or $3.2 million in dividends paid to stockholders during the quarter. In addition, in October 2023, the Company’s Board of Directors declared a quarterly dividend of $0.025 per share, or $3.2 million in dividends to be paid to stockholders on November 22, 2023.

Conference Call

HighPeak will host a conference call and webcast on Tuesday, November 7, 2023, at 10:00 a.m. Central Time for investors and analysts to discuss its results for the third quarter of 2023. Conference call participants may register for the call here. Access to the live audio-only webcast and replay of the earnings release conference call may be found here. A live broadcast of the earnings conference call will also be available on the HighPeak Energy website at www.highpeakenergy.com under the “Investors” section of the website. A replay will also be available on the website following the call.

When available, a copy of the Company’s earnings release, investor presentation and Quarterly Report on Form 10-Q may be found on its website at www.highpeakenergy.com.

Conference Participation

HighPeak Energy will participate in the upcoming 12th Annual Roth MKM Deer Valley Conference to be held from December 13-16, 2023.

About HighPeak Energy, Inc.

HighPeak Energy, Inc. is a publicly traded independent crude oil and natural gas company, headquartered in Fort Worth, Texas, focused on the acquisition, development, exploration and exploitation of unconventional crude oil and natural gas reserves in the Midland Basin in West Texas. For more information, please visit our website at www.highpeakenergy.com.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release contains forward-looking statements that involve risks and uncertainties. When used in this document, the words “believes,” “plans,” “expects,” “anticipates,” “forecasts,” “intends,” “continue,” “may,” “will,” “could,” “should,” “future,” “potential,” “estimate” or the negative of such terms and similar expressions as they relate to HighPeak Energy, Inc. (“HighPeak Energy,” the “Company” or the “Successor”) are intended to identify forward-looking statements, which are generally not historical in nature. The forward-looking statements are based on the Company's current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond the Company's control. For example, the Company’s review of strategic alternatives may not result in a sale of the Company, a recommendation that a transaction occur or result in a completed transaction, and any transaction that occurs may not increase shareholder value, in each case as a result of such risks and uncertainties.

These risks and uncertainties include, among other things, the results of the strategic review being undertaken by the Company’s Board and the interest of prospective counterparties, the Company’s ability to realize the results contemplated by the 2023 and 2024 guidance, volatility of commodity prices, product supply and demand, the impact of a widespread outbreak of an illness, such as the coronavirus disease pandemic, on global and U.S. economic activity, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to perform the Company's drilling and operating activities, access to and availability of transportation, processing, fractionation, refining and storage facilities, HighPeak Energy's ability to replace reserves, implement its business plans or complete its development activities as scheduled, access to and cost of capital, the financial strength of counterparties to any credit facility and derivative contracts entered into by HighPeak Energy, if any, and purchasers of HighPeak Energy's oil, natural gas liquids and natural gas production, uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future, the assumptions underlying forecasts, including forecasts of production, expenses, cash flow from sales of oil and gas and tax rates, quality of technical data, environmental and weather risks, including the possible impacts of climate change, cybersecurity risks and acts of war or terrorism. These and other risks are described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and other filings with the SEC. The Company undertakes no duty to publicly update these statements except as required by law.

Use of Projections

The financial, operational, industry and market projections, estimates and targets in this press release and in the Company’s guidance (including production, operating expenses and capital expenditures in future periods) are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial, operational, industry and market projections, estimates and targets, including assumptions, risks and uncertainties described in “Cautionary Note Regarding Forward-Looking Statements” above. These projections are speculative by their nature and, accordingly, are subject to significant risk of not being actually realized by the Company. Projected results of the Company for 2024 are particularly speculative and subject to change. Actual results may vary materially from the current projections, including for reasons beyond the Company’s control. The projections are based on current expectations and available information as of the date of this release. The Company undertakes no duty to publicly update these projections except as required by law.

Drilling Locations

The Company has estimated its drilling locations based on well spacing assumptions and upon the evaluation of its drilling results and those of other operators in its area, combined with its interpretation of available geologic and engineering data. The drilling locations actually drilled on the Company’s properties will depend on the availability of capital, regulatory approvals, commodity prices, costs, actual drilling results and other factors. Any drilling activities conducted on these identified locations may not be successful and may not result in additional proved reserves. Further, to the extent the drilling locations are associated with acreage that expires, the Company would lose its right to develop the related locations.

HighPeak Energy, Inc. Unaudited Condensed Consolidated Balance Sheet Data (In thousands)

	September 30, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$151,807	$30,504
Accounts receivable	125,982	96,596
Inventory	15,130	13,275
Derivative instruments	3,247	17
Prepaid expenses	1,726	4,133
Total current assets	297,892	144,525
Crude oil and natural gas properties, using the successful efforts method of accounting:
Proved properties	3,151,619	2,270,236
Unproved properties	79,961	114,665
Accumulated depletion, depreciation and amortization	(551,373)	(259,962)
Total crude oil and natural gas properties, net	2,680,207	2,124,939
Other property and equipment, net	3,539	3,587
Other noncurrent assets	7,229	6,431
Total assets	$2,988,867	$2,279,482

Current liabilities:
Current portion of long-term debt, net	$90,000	$—
Accrued capital expenditures	60,573	91,842
Accounts payable – trade	50,341	105,565
Revenues and royalties payable	34,086	15,623
Other accrued liabilities	30,457	15,600
Derivative instruments	27,776	16,702
Accrued interest	869	13,152
Operating leases	517	343
Advances from joint interest owners	28	7,302
Total current liabilities	294,647	266,129
Noncurrent liabilities:
Long-term debt, net	1,057,803	704,349
Deferred income taxes	169,414	131,164
Asset retirement obligations	8,022	7,502
Derivative instruments	3,743	691
Operating leases	136	—
Commitments and contingencies

Stockholders’ equity
Common stock	13	11
Additional paid-in capital	1,183,262	1,008,896
Retained earnings	271,827	160,740
Total stockholders’ equity	1,455,102	1,169,647
Total liabilities and stockholders’ equity	$2,988,867	$2,279,482

HighPeak Energy, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating revenues:
Crude oil sales	$338,372	$189,441	$790,458	$467,305
NGL and natural gas sales	7,214	14,673	19,682	30,466
Total operating revenues	345,586	204,114	810,140	497,771
Operating costs and expenses:
Crude oil and natural gas production	39,820	19,707	107,696	45,748
Production and ad valorem taxes	18,839	10,526	44,395	25,833
Exploration and abandonments	1,728	290	4,372	683
Depletion, depreciation and amortization	117,420	42,624	291,562	94,531
Accretion of discount	122	125	360	245
General and administrative	6,934	1,877	11,952	5,833
Stock-based compensation	14,057	10,655	22,095	29,210
Total operating costs and expenses	198,920	85,804	482,432	202,083
Other expense	540	—	8,042	—
Income from operations	146,126	118,310	319,666	295,688
Interest and other income	730	1	923	253
Interest expense	(37,022)	(14,608)	(103,278)	(29,142)
Gain (loss) on derivative instruments, net	(29,655)	35,798	(30,898)	(42,487)
Loss on extinguishment of debt	(27,300)	—	(27,300)	—
Income before income taxes	52,879	139,501	159,113	224,312
Income tax expense	14,100	31,597	38,251	55,357
Net income	$38,779	$107,904	$120,862	$168,955

Earnings per share:
Basic net income	$0.28	$0.90	$0.94	$1.48
Diluted net income	$0.28	$0.85	$0.90	$1.40

Weighted average shares outstanding:
Basic	123,159	108,681	115,164	102,614
Diluted	127,006	115,118	120,531	109,144

Dividends declared per share	$0.025	$0.025	$0.075	$0.075

HighPeak Energy, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$120,862	$168,955
Adjustments to reconcile net income to net cash provided by operations:
Provision for deferred income taxes	38,251	55,357
Loss on extinguishment of debt	27,300	—
Loss on derivative instruments	30,898	42,487
Cash paid on settlement of derivative instruments	(21,032)	(64,143)
Amortization of debt issuance costs	9,352	3,261
Amortization of discounts on long-term debt	12,660	4,609
Stock-based compensation expense	22,095	29,210
Accretion expense	360	245
Depletion, depreciation and amortization	291,562	94,531
Exploration and abandonment expense	3,747	134
Changes in operating assets and liabilities:
Accounts receivable	(29,385)	(43,822)
Prepaid expenses, inventory and other assets	(1,628)	(7,148)
Accounts payable, accrued liabilities and other current liabilities	16,700	19,130
Net cash provided by operating activities	521,742	302,806
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to crude oil and natural gas properties	(840,663)	(725,107)
Changes in working capital associated with crude oil and natural gas property additions	(86,468)	142,299
Acquisitions of crude oil and natural gas properties	(9,602)	(258,385)
Deposit and other costs on pending acquisition	(409)	—
Other property additions	(103)	(2,158)
Net cash used in investing activities	(937,245)	(843,351)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under Term Loan Credit Agreement, net of discount	1,170,000	—
Borrowings under Credit Agreement	255,000	450,000
Proceeds from issuance of 10.000% Senior Notes, net of discount	—	210,179
Repayments under Credit Agreement	(525,000)	(195,000)
Repayments of 10.000% Senior Notes and 10.625% Senior Notes	(475,000)	—
Premium on extinguishment of debt	(4,457)	—
Proceeds from issuance of common stock	155,768	85,000
Proceeds from exercises of warrants	1,728	7,780
Proceeds from exercises of stock options	148	120
Debt issuance costs	(26,401)	(9,221)
Stock offering costs	(5,371)	(290)
Dividends paid	(8,706)	(7,636)
Dividend equivalents paid	(903)	(908)
Net cash provided by financing activities	536,806	540,024
Net increase (decrease) in cash and cash equivalents	121,303	(521)
Cash and cash equivalents, beginning of period	30,504	34,869
Cash and cash equivalents, end of period	$151,807	$34,348

HighPeak Energy, Inc.
Unaudited Summary Operating Highlights

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Sales Volumes:
Crude oil (Bbls)	4,083,006	2,010,799	10,147,566	4,631,095
NGLs (Bbls)	433,117	232,739	1,063,287	516,989
Natural gas (Mcf)	1,997,892	1,026,878	4,974,202	2,117,059
Total (Boe)	4,849,105	2,414,684	12,039,887	5,500,927

Daily Sales Volumes:
Crude oil (Bbls/d)	44,381	21,857	37,171	16,964
NGLs (Bbls/d)	4,708	2,530	3,895	1,894
Natural gas (Mcf/d)	21,716	11,162	18,221	7,755
Total (Boe/d)	52,708	26,247	44,102	20,150

Revenues (in thousands):
Crude oil sales	$338,372	$189,441	$790,458	$467,305
Crude oil derivative settlements	(13,772)	(2,676)	(21,032)	(64,518)
NGL and natural gas sales	7,214	14,673	19,682	30,466
Natural gas derivative settlements	—	375	—	375
Total revenues, including derivative settlements	$331,814	$201,813	$789,108	$433,627

Average sales prices:
Crude oil (per Bbl)	$82.87	$94.21	$77.90	$100.91
Crude oil derivative settlements (per Bbl)	(3.37)	(1.33)	(2.07)	(13.93)
NGL (per Bbl)	20.08	36.59	22.23	41.23
Natural gas (per Mcf)	1.89	7.73	1.58	6.47
Natural gas derivative settlements (per Mcf)	—	0.37	—	0.18
Total, including derivative settlements (per Boe)	$68.43	$83.58	$65.54	$78.83
Total, excluding derivative settlements (per Boe)	$71.27	$84.53	$67.29	$90.49

Weighted Average NYMEX WTI ($/Bbl)	$82.16	$90.84	$77.75	$98.25
Weighted Average NYMEX Henry Hub ($/Mcf)	2.55	8.25	2.62	7.17
Realization to benchmark
Crude oil	101%	104%	100%	103%
Natural gas	74%	94%	60%	90%

Operating Costs and Expenses (in thousands):
Lease operating expenses	$38,164	$17,462	$99,110	$43,360
Expense workovers	1,656	2,245	8,586	2,388
Production and ad valorem taxes	18,839	10,526	44,395	25,833
General and administrative expenses	6,934	1,877	11,952	5,833
Depletion, depreciation and amortization	117,420	42,624	291,562	94,531

Operating costs per Boe:
Lease operating expenses	$7.87	$7.23	$8.23	$7.88
Expense workovers	0.34	0.93	0.71	0.43
Production and ad valorem taxes	3.89	4.36	3.69	4.70
General and administrative expenses	1.43	0.78	0.99	1.06
Depletion, depreciation and amortization	24.21	17.65	24.22	17.18

HighPeak Energy, Inc.
Unaudited Reconciliation of Net Income to EBITDAX
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$38,779	$107,904	$120,862	$168,955
Interest expense	37,022	14,608	103,278	29,142
Interest and other income	(730)	(1)	(923)	(253)
Income tax expense	14,100	31,597	38,251	55,357
Depletion, depreciation and amortization	117,420	42,624	291,562	94,531
Accretion of discount	122	125	360	245
Exploration and abandonment expense	1,728	290	4,372	683
Stock-based compensation	14,057	10,655	22,095	29,210
Derivative related noncash activity	15,883	(38,098)	9,866	(21,656)
Loss on extinguishment of debt	27,300	—	27,300	—
Other expense	540	—	8,042	—
EBITDAX	$266,221	$169,704	$625,065	$356,214

HighPeak Energy, Inc.
Unaudited Cash Margin Reconciliation
(in thousands, except per Boe data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Crude oil, NGL and natural gas sales revenue	$345,586	$204,114	$810,140	$497,771
Less: Lease operating expenses	(38,164)	(17,462)	(99,110)	(43,360)
Less: Workover expenses	(1,656)	(2,245)	(8,586)	(2,388)
Less: Production and ad valorem taxes	(18,839)	(10,526)	(44,395)	(25,833)
Less: General and administrative expenses	(6,934)	(1,877)	(11,952)	(5,833)
Cash Margin	$279,993	$172,004	$646,097	$420,357
Divide by: Sales volumes (MBoe)	4,849.1	2,414.7	12,039.9	5,500.9
Cash Margin per Boe, excluding effects of derivatives	$57.74	$71.23	$53.66	$76.42

Cash Margin	$279,993	$172,004	$646,097	$420,357
General and administrative expenses	$6,934	$1,877	$11,952	$5,833
Divide by: Sales volumes (MBoe)	4,849.1	2,414.7	12,039.9	5,500.9
Cash Operating Margin per Boe, excluding effects of derivatives	$59.17	$72.01	$54.66	$77.48

HighPeak Energy, Inc.
Unaudited Free Cash Flow Reconciliation
(in thousands)

Three Months Ended September 30, 2023

Net cash provided by operating activities	$158,066
Changes in operating assets and liabilities	78,837
Less: Costs incurred excluding acquisitions	(161,231)
Free cash flow	$75,672

Investor Contact:

Ryan Hightower

Vice President, Business Development

817.850.9204

rhightower@highpeakenergy.com

Source: HighPeak Energy, Inc.